Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 31, 2026 with respect to the financial statements of Connect Biopharma Holdings Limited for the years ended December 31, 2025 and 2024 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAS P.C.

New York, New York

May 15, 2026